UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street, Suite 1900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 375-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2015, Sabine Pass Liquefaction, LLC (“SPL”), a wholly owned subsidiary of Cheniere Energy Partners, L.P. (the “Partnership”), entered into four credit facilities, which replaced its existing credit facilities, for the incurrence of debt up to an aggregate amount of $4.6 billion, including the Term Loan A Credit Agreement, the KEXIM Direct Agreement, the KEXIM Covered Agreement and the KSURE Covered Agreement, together with a Common Terms Agreement, each as defined and described below under Item 2.03, which descriptions are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

SPL Credit Facilities

On June 30, 2015, SPL entered into four credit facilities, which replaced its existing credit facilities, for the incurrence of debt up to an aggregate amount of $4.6 billion (collectively, and together with the Common Terms Agreement, as defined below, the “SPL Credit Facilities”):

(i)	an approximately $2.85 billion senior secured credit facility under a Second Amended and Restated Credit Agreement (Term Loan A) with Société Générale, as the commercial banks facility agent and common security trustee (the “Common Security Trustee”), and the lenders from time to time party thereto (the “Term Loan A Credit Agreement”),

(ii)	a $600 million senior secured credit facility under a KEXIM Direct Facility Agreement with Shinhan Bank New York Branch, as the agent (the “KEXIM Agent”), the Common Security Trustee and The Export-Import Bank of Korea (“KEXIM”), a governmental financial institution of the Republic of Korea (the “KEXIM Direct Agreement”),

(iii)	a $400 million senior secured credit facility under a KEXIM Covered Facility Agreement with the KEXIM Agent, the Common Security Trustee, KEXIM and the lenders from time to time party thereto (the “KEXIM Covered Agreement”), and

(iv)	a $750 million senior secured credit facility under an Amended and Restated KSURE Covered Facility Agreement with The Korea Development Bank, New York Branch, as the agent, the Common Security Trustee and the lenders from time to time party thereto (the “KSURE Covered Agreement”).

The SPL Credit Facilities will be used to fund a portion of the costs of developing, constructing and placing into service the first five of the six planned natural gas liquefaction trains of the liquefaction facilities adjacent to the Sabine Pass LNG terminal in Cameron Parish, Louisiana, each with an expected nominal production capacity of 4.5 million tonnes per annum, and facilities and services incidental thereto (the “SPL Project”).

Also on June 30, 2015, SPL entered into a Second Amended and Restated Common Terms Agreement with Société Générale, as the Common Security Trustee and Intercreditor Agent, each of the facility agents under the SPL Credit Facilities and the representatives and agents parties thereto from time to time, providing for common representations and warranties, covenants and events of default in relation to the four credit facilities described above (the “Common Terms Agreement”).

Conditions Precedent to Advances

Advances under the SPL Credit Facilities are subject to customary conditions precedent, including the absence of defaults, bring-down of certain representations and warranties, effectiveness of governmental approvals, certifications as to construction progress and evidence of funding adequate to complete the SPL Project.

Interest and Fees

Loans under the SPL Credit Facilities (the “SPL Loans”) will bear interest at a variable rate per annum equal to LIBOR or the base rate (determined by reference to the applicable agent’s prime rate), plus the applicable margin. The applicable margins for LIBOR SPL Loans range from 1.30% to 1.75% per annum depending on the particular SPL Credit Facility, and the applicable margin for base rate SPL Loans is 1.75% per annum. Interest on LIBOR SPL Loans is due and payable at the end of each LIBOR period, and interest on base rate SPL Loans is due and payable at the end of each calendar quarter. In addition, SPL will pay insurance/guarantee premiums of 0.45%

per annum on any drawn amounts under the covered tranches. These premiums are paid in quarterly increments in advance based on projected draws during the quarter as well as from time to time on the amount of draws in excess of such projected draws.

The SPL Credit Facilities require SPL to pay certain upfront fees to the agents and lenders under the SPL Credit Facilities in the aggregate amount of approximately $90.2 million. Each of the SPL Credit Facilities provides for a commitment fee calculated at a rate per annum equal to 40% of the applicable margin multiplied by the average daily amount of the undrawn commitment for the Term Loan A Credit Agreement, the KEXIM Covered Agreement and the KSURE Covered Agreement, and at a rate per annum equal to 0.70% of the committed but undisbursed amounts of the KEXIM Direct Agreement, payable quarterly in arrears. Annual administrative fees must also be paid to the agents under the SPL Credit Facilities and the Common Security Trustee.

Repayments and Mandatory Prepayments

The SPL Credit Facilities will mature on the earlier of December 31, 2020 or the second anniversary of the SPL Project completion date. SPL Loans under the SPL Credit Facilities may be refinanced, in whole or in part, at any time without premium or penalty, except for interest hedging and interest rate breakage costs. The principal of SPL Loans made under the SPL Credit Facilities must be repaid in quarterly installments, commencing upon the earlier of June 30, 2020 and the last day of the first full calendar quarter following the SPL Project completion date. Scheduled amortization will be based upon an 18-year amortization, with a balloon payment due upon the maturity of the SPL Credit Facilities. The SPL Credit Facilities provide for mandatory prepayments under customary circumstances, including mandatory prepayments with the proceeds of asset sales that are not used to purchase replacement assets, and mandatory prepayments with the proceeds of certain settlements and insurance payments and condemnation awards that are not used to restore the SPL Project.

Covenants

The SPL Credit Facilities contain customary affirmative and negative covenants, subject to exceptions, materiality qualifiers, reasonableness standards, thresholds and grace periods, including customary covenants that restrict SPL’s ability to incur additional indebtedness or liens, engage in asset sales, enter into hedging arrangements (other than permitted hedging agreements), modify or enter into certain material agreements related to the SPL Project and engage in transactions with affiliates. The SPL Credit Facilities also include covenants that:

•	require SPL to maintain interest rate protection agreements with respect to at least 65% of its senior secured debt (with any fixed rate senior secured debt being deemed subject to such interest rate protection agreements);

•	restrict SPL’s ability to enter into certain change orders under the EPC contracts entered into with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”);

•	restrict SPL’s ability to enter into gas purchase contracts with firm receipt obligations for gas volumes in excess of the amount required to meet its obligations under its LNG sales contracts;

•	restrict SPL’s ability to make equity distributions prior to completion of the second train at the SPL Project, and require that certain criteria be satisfied in order to make such equity distributions, including (1) with respect to any cash flow other than from SPL’s long-term LNG sales contracts, completing construction of two natural gas liquefaction trains, reserving sufficient funds to complete construction of the third natural gas liquefaction train, funding a debt service reserve account equal to six months of debt service and achieving a projected debt service coverage ratio of at least 1.50x for the 12 month period commencing on the first quarterly date on which SPL is required to pay the principal of the SPL Loans and (2) with respect to any equity that may be contributed in excess of that required pursuant to the terms of the SPL Credit Facilities, completing construction of two natural gas liquefaction trains, funding a debt service reserve account equal to six months of debt service and achieving both a debt service coverage ratio of at least 1.25x for the 12 month period ending on the last day of the fiscal quarter immediately preceding the date of such distribution and a projected debt service coverage ratio of at least 1.25x for the 12 month period commencing on the first day of the fiscal quarter in which the distribution is to occur; and

•

require that commencing with the first calendar quarter ending at least three months after the SPL Project completion date, SPL must maintain a minimum debt service coverage ratio of at least 1.15x, provided that if SPL’s debt service coverage ratio as of the end of any such quarter is less than 1.15x but greater than

1.00x, SPL may cure the deficiency by obtaining additional cash in the form of equity or subordinated indebtedness although such right may not be exercised for more than two consecutive quarters or more than four times over the term of the SPL Credit Facilities.

Additional Indebtedness

SPL is permitted to incur additional senior secured or unsecured indebtedness to fund a portion of the costs of developing, constructing and placing into service the sixth planned natural gas liquefaction train of the SPL Project (“Train 6 debt”) so long as, among other requirements, SPL’s debt to equity ratio after giving effect to such Train 6 debt would not exceed 75:25 (without regard to working capital debt) and SPL meets specified 12 month projected debt service coverage ratios. SPL is permitted to incur additional senior secured or unsecured indebtedness of up to $1.5 billion, or $1.8 billion in the aggregate if Train 6 debt is incurred, solely for working capital purposes (including the issuance of letters of credit) related to the SPL Project, including to facilitate the purchase, transportation and storage of natural gas, of which amount SPL may only use up to $200 million for purposes other than such purchase, transportation and storage of natural gas. In addition, SPL may incur up to $460 million, or $550 million if Train 6 debt is incurred, to issue letters of credit in lieu of cash deposits into the debt service reserve account. SPL may also incur additional senior secured or unsecured indebtedness of up to $300 million, solely for the purposes of funding costs of de-bottlenecking or complying with any applicable law or regulation, any consent from a government authority, industry standards or prudent industry practice applicable to the development. Finally, SPL may also incur additional indebtedness to refinance or replace existing indebtedness, so long as, among other requirements, SPL’s debt to equity ratio after giving effect to such replacement debt would not exceed 75:25 (without regard to working capital debt and the incremental portion of replacement debt used to pay fees, costs, expenses and premiums) and the specified projected debt service coverage ratios are satisfied.

Events of Default

The SPL Credit Facilities include customary events of default which are subject to customary grace periods and materiality standards, including, among others:

•	nonpayment of any amounts payable under the SPL Credit Facilities when due;

•	any representation or warranty made in connection with the SPL Credit Facilities being incorrect in any material respect when made or deemed made;

•	cross-acceleration to other indebtedness of SPL and to indebtedness of Sabine Pass LNG, L.P., in excess of $100 million;

•	certain defaults or other impairments of material agreements relating to the SPL Project;

•	the failure of the Partnership to hold or control, directly or indirectly, more than 50% of the ownership interests in SPL;

•	the impairment of governmental approvals relating to the SPL Project that could reasonably be expected to have a material adverse effect; and

•	SPL’s failure to complete the SPL Project within the specified time frame, or the date of first commercial delivery under SPL’s LNG sales contracts fails to occur before the specified deadlines.

Collateral

The SPL Loans, along with all of SPL’s obligations under the interest rate protection agreements entered into in connection with the SPL Loans (collectively, the “SPL Secured Obligations”) are secured by a first priority lien (subject to customary permitted encumbrances) in substantially all of the assets of SPL. In addition, the SPL Secured Obligations are secured by a pledge of all of the membership interests in SPL. SPL is also required to establish and maintain certain deposit accounts which are subject to the control of the Common Security Trustee. The SPL Loan proceeds and other receipts will be deposited into these accounts, and they will hold the various reserve accounts required by the SPL Credit Facilities. The liens securing the SPL Secured Obligations are evidenced by customary mortgage and other security documents. The liens securing the SPL Loans and the other pari passu secured indebtedness permitted under the SPL Credit Facilities are subject to customary intercreditor arrangements.

The foregoing descriptions of the Term Loan A Credit Agreement, the Common Terms Agreement, the KEXIM Direct Agreement, the KEXIM Covered Agreement and the KSURE Covered Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this report and incorporated herein by reference.

Item 8.01	Other Events.

On June 30, 2015, SPL issued a notice to proceed to Bechtel under the engineering, procurement and construction contract to commence construction of the fifth natural gas liquefaction train of its natural gas liquefaction project.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

10.1*	Second Amended and Restated Credit Agreement (Term Loan A), dated as of June 30, 2015, among Sabine Pass Liquefaction, LLC, as Borrower, Société Générale, as the Commercial Banks Facility Agent and the Common Security Trustee, and the lenders from time to time party thereto (incorporated by reference to Exhibit 10.1 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 1-33366), filed on July 1, 2015).

10.2*	Second Amended and Restated Common Terms Agreement, dated as of June 30, 2015, among Sabine Pass Liquefaction, LLC, as Borrower, the representatives and agents from time to time parties thereto, and Société Générale, as the Common Security Trustee and Intercreditor Agent (incorporated by reference to Exhibit 10.2 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 1-33366), filed on July 1, 2015).

10.3*	KEXIM Direct Facility Agreement, dated as of June 30, 2015, among Sabine Pass Liquefaction, LLC, as Borrower, The Export-Import Bank of Korea, a governmental financial institution of the Republic of Korea (“KEXIM”), as the KEXIM Direct Facility Lender, Shinhan Bank New York Branch, as the KEXIM Facility Agent, and Société Générale, as the Common Security Trustee (incorporated by reference to Exhibit 10.3 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 1-33366), filed on July 1, 2015).

10.4*	KEXIM Covered Facility Agreement, dated as of June 30, 2015, among Sabine Pass Liquefaction, LLC, as Borrower, Shinhan Bank New York Branch, as the KEXIM Facility Agent, Société Générale, as the Common Security Trustee, KEXIM and the lenders from time to time party thereto (incorporated by reference to Exhibit 10.4 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 1-33366), filed on July 1, 2015).

10.5*	Amended and Restated KSURE Covered Facility Agreement, dated as of June 30, 2015, among Sabine Pass Liquefaction, LLC, as Borrower, The Korea Development Bank, New York Branch, as the KSURE Covered Facility Agent, Société Générale, as the Common Security Trustee, and the lenders from time to time party thereto (incorporated by reference to Exhibit 10.5 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 1-33366), filed on July 1, 2015).

*	Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: July 1, 2015	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Second Amended and Restated Credit Agreement (Term Loan A), dated as of June 30, 2015, among Sabine Pass Liquefaction, LLC, as Borrower, Société Générale, as the Commercial Banks Facility Agent and the Common Security Trustee, and the lenders from time to time party thereto (incorporated by reference to Exhibit 10.1 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 1-33366), filed on July 1, 2015).

10.2*	Second Amended and Restated Common Terms Agreement, dated as of June 30, 2015, among Sabine Pass Liquefaction, LLC, as Borrower, the representatives and agents from time to time parties thereto, and Société Générale, as the Common Security Trustee and Intercreditor Agent (incorporated by reference to Exhibit 10.2 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 1-33366), filed on July 1, 2015).

10.3*	KEXIM Direct Facility Agreement, dated as of June 30, 2015, among Sabine Pass Liquefaction, LLC, as Borrower, The Export-Import Bank of Korea, a governmental financial institution of the Republic of Korea (“KEXIM”), as the KEXIM Direct Facility Lender, Shinhan Bank New York Branch, as the KEXIM Facility Agent, and Société Générale, as the Common Security Trustee (incorporated by reference to Exhibit 10.3 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 1-33366), filed on July 1, 2015).

10.4*	KEXIM Covered Facility Agreement, dated as of June 30, 2015, among Sabine Pass Liquefaction, LLC, as Borrower, Shinhan Bank New York Branch, as the KEXIM Facility Agent, Société Générale, as the Common Security Trustee, KEXIM and the lenders from time to time party thereto (incorporated by reference to Exhibit 10.4 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 1-33366), filed on July 1, 2015).

10.5*	Amended and Restated KSURE Covered Facility Agreement, dated as of June 30, 2015, among Sabine Pass Liquefaction, LLC, as Borrower, The Korea Development Bank, New York Branch, as the KSURE Covered Facility Agent, Société Générale, as the Common Security Trustee, and the lenders from time to time party thereto (incorporated by reference to Exhibit 10.5 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 1-33366), filed on July 1, 2015).

*	Incorporated by reference